As filed with the Securities and Exchange Commission on November 29, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-251231

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106929

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-71822

FORM S-8

REGISTRATION STATEMENTS UNDER THE

SECURITIES ACT OF 1933

United Bancshares, Inc. (Exact name of registrant as specified in its charter) _________________
Ohio (State or other jurisdiction of incorporation or organization)	38-1516518 (I.R.S. Employer Identification Number)
105 Progressive Drive. Columbus Grove, Ohio 45830-1241 (419) 659-2949 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
United Bancshares, Inc. 2016 Stock Option Plan United Bancshares, Inc. 2003 Employee Stock Purchase Plan United Bancshares, Inc. Incentive Stock Option and Non-Statutory Stock Option Plan
(Full title of the plans)

Brian D. Young, President and Chief Executive Officer

United Bancshares, Inc.

105 Progressive Drive
Columbus Grove, Ohio 45830-1241
(419) 659-2949

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copy to:

Martin D. Werner, Esq.

Shumaker, Loop & Kendrick, LLP

1000 Jackson

Toledo, Ohio 43604

Phone: (419) 241-9000

Fax: (419) 241-6894

_________________

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated file	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

United Bancshares, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, no par value (the “Common Stock”), issuable by the Company pursuant to the (i); United Bancshares, Inc. 2016 Stock Option Plan (ii) United Bancshares, Inc. 2003 Employee Stock Purchase Plan; and (iii) United Bancshares, Inc. Incentive Stock Option and Non-Statutory Stock Option Plan (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (Registration No. 333-251231) filed with the Securities and Exchange Commission on December 9, 2020;

•	Registration Statement on Form S-8 (Registration No. 333-106929) filed with the Securities and Exchange Commission on July 10, 2003;

•	Registration Statement on Form S-8 (Registration No. 333-71822) filed with the Securities and Exchange Commission on October 18, 2001;

In connection with the anticipated filing by the Company of a Form 15 to suspend its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of the Common Stock of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus Grove, Ohio on November 29, 2022.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

UNITED BANCSHARES, INC.

By:	/s/ Brian D. Young
President and CEO